As filed with the Securities and Exchange Commission
                     on December 6, 1994
                                             Registration No. 33-_______________
________________________________________________________________________________
________________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                        _______________

                            FORM S-3
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933
                        _______________

                 TRANS FINANCIAL BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Kentucky                                          61-1048868
(State or other jurisdiction                             (IRS Employer
of incorporation or organization)                      Identification No.)

                      500 East Main Street
                 Bowling Green, Kentucky  42101

            (Address of Principal Executive Offices)
                                                     Copy to:
Douglas M. Lester, President                    Stewart E. Conner, Esq.
Trans Financial Bancorp, Inc.                    Wyatt, Tarrant & Combs
500 East Main Street                              2800 Citizens Plaza
Bowling Green, Kentucky  42101               Louisville, Kentucky  40202
            (Name and address of agent for service)

                         (502) 781-5000
 (Telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


                CALCULATION OF REGISTRATION FEE
                                 Proposed     Proposed maxi-
     Title of       Amount to     maximum     mum aggregate    Amount of regis-
 securities to be       be       offering    offering price      tration fee
    registered      registered   price per
                                   share
Common Stock, no    1,050,000   $13.625 (1)  $14,306,250 (1)       $4,933.19
par value           shares

      (1) Based upon the average of the bid and asked price for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System National Market System as of December 2, 1994.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                 TRANS FINANCIAL BANCORP, INC.
                     Cross Reference Sheet
           Pursuant to Item 501(b) of Regulation S-K

                                      Location or Caption
      Item In Form S-3                   In Prospectus

 1. Forepart of Registration          Outside Front Cover
    Statement and Outside Front       Page of Prospectus
    Cover Page of Prospectus

 2. Inside Front and Outside          Available Information,
    Back Cover Pages of               Table of Contents
    Prospectus

 3. Summary Information, Risk         The Company
    Factors and Ratio of
    Earnings to Fixed Charges

 4. Use of Proceeds                   Not Applicable

 5. Determination of Offering         Not Applicable
    Price

 6. Dilution                          Not Applicable

 7. Selling Security Holders          Selling Shareholders

 8. Plan of Distribution              Selling Shareholders

 9. Description of Securities         Not Applicable
    to be Registered

10. Interests of Named                Not Applicable
    Experts and Counsel

11. Material Changes                  Not Applicable

12. Incorporation of Certain          Incorporation of
    Information by Reference          Certain Documents
                                      by Reference

13. Disclosure of Commission          Not Applicable
    Position on Indemnification
    for Securities Act Liabilities

                 TRANS FINANCIAL BANCORP, INC.



                        1,050,000 Shares

                          Common Stock


                  ____________________________



      This Prospectus relates to up to 1,050,000 shares of common stock, no par value (the "Common Stock"), of Trans Financial Bancorp, Inc. (the "Company"), which may be offered and sold from time to time hereafter by or for the account of the Selling Shareholders, as defined herein, in ordinary brokerage or principal transactions in the over-the-counter market. The Common Stock of the Company is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market under the symbol "TRFI". On December 2, 1994, the closing sale price of the Common Stock on the NASDAQ National Market was $13.75 per share.





        _________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
        _________________________________________________________________








       The date of this Prospectus is ____________, 1994.

                       TABLE OF CONTENTS

                                                             Page

Available Information                                           2
Incorporation of Certain Documents by Reference                 3
The Company                                                     4
Recent Developments                                             4
Selling Shareholders                                            5
Legal Matters                                                   6
Experts                                                         6


                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Room 1400, North Atrium Center, 500 West Madison Street, Chicago, Illinois 60604; and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                      * * * * * * * * * *


      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be a sale of any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are specifically incorporated herein by reference:
      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

      3.  The Company's Current Reports on Form 8-K filed with the Commission on
(a) January 10, 1994, (b) February 18, 1994, (c) March 2, 1994, as amended March 8, 1994, (d) May 9, 1994, (e) September 15, 1994, as amended November 14, 1994, and (f) December 6, 1994.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus, except for the exhibits to such documents. Requests should be directed to Vincent A. Berta, Chief Financial Officer, Trans Financial Bancorp, Inc., 500 East Main Street, Bowling Green, Kentucky, 42101,
(502)781-5000.

                          THE COMPANY

      The Company is a bank holding company registered under the Bank Holding Company Act of 1956 and a savings and loan holding company registered under the Home Owners' Loan Act. The Company has four commercial bank subsidiaries and two thrift subsidiaries. The Company and its subsidiaries conduct business at 54 offices located in Kentucky and Tennessee. At September 30, 1994, the Company had total consolidated assets of approximately $1.6 billion, loans, net of unearned income, of $1.1 billion and total stockholders' equity of $111 million.

      The Company's principal executive offices are located at 500 East Main Street, Bowling Green, Kentucky 42101. Its telephone number is (502) 781-5000.


                      SELLING SHAREHOLDERS

      The shares of common stock covered by this Prospectus were issued by the Company to the shareholders listed herein (the "Selling Shareholders") in connection with the Company's acquisition of FGC Holding Company, a Kentucky corporation ("FGC"), on August 31, 1994. It is anticipated that the Selling Shareholders may from time to time offer and sell all or part of the shares of Common Stock covered by this Prospectus in ordinary brokerage or principal transactions in the over-the-counter market to market makers, to broker-dealers acting as agent for a Selling Shareholder, or to broker-dealers acting as agent for a customer, at prices prevailing at the time of sale, and in private transac tions at negotiated prices. In connection with sales of the shares in the over-the-counter market, there will be paid such brokerage commissions or discounts as may be negotiated between the Selling Shareholders and their brokers, except that Selling Shareholders who are also affiliates of the Company within the meaning of the Act may be limited to payment of normal brokerage commissions in connection with such sales. Upon any sale of the shares offered hereby, Selling Shareholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell, may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Act. As of the date of this Prospectus, no agreements, arrangements, or understandings have been entered into between any Selling Shareholder and any broker or dealer in connection with the sale of the Shares.

      Set out below is [i] the name and address of each Selling Shareholder, [ii] the nature of any position, office or other material relationship which each Selling Shareholder has had within the past three years with the Company or any of its affiliates, [iii] the number of shares of Common Stock owned beneficially by each Selling Shareholder on the date of this Prospectus, and
(iv) the number of shares to be offered for each Selling Shareholder's account.


                                               Number of Shares
                                                    Owned            Offered
Selling Shareholder                              Beneficially        Hereby

Virginia Ann Martin Davis                           62,975           62,975
108 Maple Avenue
Prestonburg, Kentucky 41653

Lisa Spradlin Hambley                               9,923             9,923
P.O. Box 1193
Martin, Kentucky 41649

Charles D. Johnson                                 111,420           111,420
(Senior Vice President and Director
of Trans Financial Bank Eastern Kentucky,
N.A. ("Bank"))
804 Mays Branch Road
Prestonburg, Kentucky 41653

Julius C. Martin                                   105,168           105,168
(President and
Director of Bank)
and Mary Rose Martin
108 Maple Avenue
Prestonburg, Kentucky  41653

J. Clint Martin, II                                 71,513           71,513
308 Cedar Drive
Pikeville, Kentucky 41501

Toby Spradlin Slone                                 9,923             9,923
111 Dingus Bottom Box 9
Martin, Kentucky  41649

Ben J. Spradlin (Executive                         175,279           175,279
Vice President and Director
of Bank) and Shelby Spradlin
P.O. Box 1010
Martin, Kentucky 41649

Gregory D. Stumbo (Director                        125,950           125,950
of Bank) and Deborah Stumbo
P.O. Box 614
Prestonburg, Kentucky 41653

Harold and Pluma Stumbo Trust                      125,950           125,950
c/o Gregory D. Stumbo, Trustee
P.O. Box 614
Prestonburg, Kentucky 41653

Arnold Turner, Jr.                                 251,899           251,899
(Director of Bank)
P.O. Box 388
Prestonburg, Kentucky 41653



                         LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for the Company by Wyatt, Tarrant & Combs, Louisville, Kentucky.

                            EXPERTS
      The supplemental consolidated financial statements of the Company as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, Eskew & Gresham, PSC, and Heathcott & Mullaly, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

      The report of KPMG Peat Marwick LLP issued in reliance on the other auditors as noted in the preceding paragraph states that in 1993 the Company adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      The report of KPMG Peat Marwick LLP issued in reliance on the other auditors as noted in the second preceding paragraph contains an explanatory paragraph which indicates that generally accepted accounting principles proscribe giving effect to consummated business combinations accounted for by the pooling-of-interests method in financial statements that do not include the dates of consummation. The aforementioned supplemental consolidated financial statements of the Company do not extend through the dates of consummation; however, they will become the historical financial statements of the Company after financial statements covering the dates of consummation of the business combinations are issued.

      The consolidated financial statements of the Company as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The report of KPMG Peat Marwick LLP covering the December 31, 1993, financial statements of the Company states that in 1993 the Company adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

      The consolidated financial statements of Kentucky Community Bancorp, Inc. and its subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in account-ing and auditing.

      The report of KPMG Peat Marwick LLP covering the December 31, 1993, financial statements of Kentucky Community Bancorp, Inc. states that in 1993 Kentucky Community Bancorp, Inc. adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and No. 115, "Accounting for Certain Invest-ments in Debt and Equity Securities."

      The consolidated financial statements of Kentucky Community Bancorp, Inc. and its subsidiaries as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in account-ing and auditing.

      The consolidated financial statements of Peoples Financial Services, Inc. and subsidiaries as of December 31, 1993, and for the year ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Heathcott & Mullaly, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Citizens Federal Savings Bank and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The  report  of  KPMG  Peat Marwick LLP covering  the  December  31,  1992
consolidated  financial  statements  of  Citizens  Federal  Savings   Bank   and
subsidiaries contains an explanatory paragraph which states that Citizens Federal entered into a supervisory agreement with the Office of Thrift Supervision in 1991. To comply with the agreement's requirement to increase regulatory capital ratios, Citizens Federal entered into an acquisition agreement under which Citizens Federal would convert from mutual to stock form and be acquired by Peoples Financial, as discussed in note 15 to the consolidated financial statements of Citizens Federal. The conversion and acquisition was consummated on February 1, 1993, and resulted in an increase of capital above the requirement set forth in the supervisory agreement. Failure to comply with the remaining provisions of the agreement could expose Citizens Federal to possible further regulatory sanctions and enforcement actions.

      The consolidated financial statements of FGC as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Eskew & Gresham, PSC, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the registration fees. The Company will bear the cost of such expenses.

     Securities and Exchange Commission Fee                     $ 4,933.19
     Accountants' Fees and Expenses                             $17,000.00
     Legal Fees and Expenses                                    $ 3,000.00

          Total                                                 $24,933.19


Item 15.  Indemnification of Directors and Officers.

       Article XI of the Registrant's Amended and Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

      The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.

      The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If a claim is not paid in full by the Registrant within ninety (90) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Registrant to indemnify, the Registrant has the burden of proving this defense.

       The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, et seq.

      Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: [1] he conducted himself in good faith; and [2] he reasonably believed: [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best inter-ests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      A corporation may not indemnify a director: [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.


Item 16.  Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

               4(a)       Restated  Articles of Incorporation of the  Registrant
               incorporated by reference to Exhibit (3)(a) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1992.

               4(b)      Bylaws of the Registrant as amended are incorporated by
               reference to Exhibit 3(b) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1992.

               5         Opinion of Wyatt, Tarrant & Combs as to the legality of
               the Common Stock.

               24(a) through 24(f)
                         Consents of KPMG Peat Marwick LLP.

               24(g)     Consent of Eskew & Gresham, P.S.C.

               24(h)     Consent of Heathcott & Mullaly P.C.

               24(i)     Consent  of  Wyatt, Tarrant & Combs (included  in  Ex-
               hibit 5).

               25        Power of Attorney (included on signature page of  this
               Registration Statement).


Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                To include any prospectus required by Section 10(a)(3) of the Act;

                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs 1(A)[1] and 1(A)[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or the Kentucky Business Corporation Act or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky on December 2, 1994.


                         TRANS FINANCIAL BANCORP, INC.


                         By  /s/ Douglas M. Lester
                           Douglas M. Lester,
                           Chairman of the Board, President
                             and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas M. Lester and Vincent A. Berta, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do and cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title               Date

/s/Douglas M. Lester    Chairman  of   the  December 2, 1994
Douglas M. Lester       Board,  President,
                        Chief Executive Of-
                        ficer and Director

/s/ Vincent Berta       Treasurer      and  December 2, 1994
Vincent A. Berta        Chief    Financial
                        Officer (Principal
                        Financial  and  Ac-
                        counting Officer)

/s/ Barry D. Bray       Director            December 2, 1994
Barry D. Bray



 /s/ Mary D. Cohron     Director            December 2, 1994
Mary D. Cohron



/s/ Floyd H. Ellis      Director            December 2, 1994
Floyd H. Ellis



                        Director            December  , 1994
J. David Francis



/s/ Roy E. Gaddie       Director            December 2, 1994
Roy E. Gaddie



/s/ John B. Gaines      Director            December 2, 1994
John B. Gaines



/s/ David B. Garvin     Director            December 2, 1994
David B. Garvin



                        Director            December  , 1994
Wayne Gaunce



                        Director            December  , 1994
C.C. Howard Gray



/s/Charles Hardcastle   Director            December 2, 1994
Charles Hardcastle



                        Director            December  , 1994
Carroll Knicely




                        Director            December  , 1994
C. Cecil Martin



                        Director            December  , 1994
Frank Mastrapasqua



/s/Joseph I. Medalie    Director            December 2, 1994
Joseph I. Medalie



                        Director            December , 1994
James D. Scott



/s/Charles M. Stewart   Director            December 2, 1994
Charles M. Stewart


                        Director            December  , 1994
William B. Van Meter



                        Director            December  , 1994
Thomas R. Wallingford



/s/Roland D. Willock      Director          December 2, 1994
Roland D. Willock



                       INDEX TO EXHIBITS


Exhibit Number      Description of Exhibit                        Page

4(a) Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1992.

4(b) Bylaws of the Registrant as amended are incorporated by reference to Exhibit 3(b) to the Registrant's report on Form 10-Q for the quarter ended March 31, 1992.

24(a) - 24(f)       Consents of KPMG Peat Marwick LLP.

24(g)               Consent of Eskew & Gresham, P.S.C.

24(h)               Consent of Heathcott & Mullaly P.C.

24(i) Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

25 Power of Attorney (included on signature page of this Registration Statement).

5                   Opinion of Wyatt, Tarrant & Combs as to
                    the legality of the Common Stock.

                                                      Exhibit 24 (a)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors



The Board of Directors
Trans Financial Bancorp, Inc.

We consent to the use of our report, issued in reliance upon the reports of other auditors, dated January 25, 1994, except for Note 3, which is as of December 2, 1994, on the supplemental consolidated financial statements of Trans Financial Bancorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorpo-rated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an explanatory paragraph which indicates that generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The aforementioned supplemental consolidated financial statements of the Company do not extend through the dates of consummation; however, they will become the historical financial statements of the Company after financial statements covering the dates of consummation of the business combinations are issued.

Our report refers to a change in the method of accounting for income taxes and investment securities.


                                   /s/ KPMG PEAT MARWICK LLP


Louisville, Kentucky
December 6, 1994

                                                   Exhibit 24 (b)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors



The Board of Directors
Trans Financial Bancorp, Inc.

We consent to the use of our report dated January 25, 1994, except as to Note 3(b), which is as of February 15, 1994, on the consolidated financial statements of Trans Financial Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


Our report refers to a change in the method of accounting for income taxes and investment securities.


                                   /s/ KPMG PEAT MARWICK LLP


Louisville, Kentucky
December 6, 1994

                                                   Exhibit 24 (c)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors



The Board of Directors
Trans Financial Bancorp, Inc.:

We consent to the use of our report dated February 4, 1993, on the consolidated financial statements of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ KPMG PEAT MARWICK LLP


Nashville, Tennessee
December 6, 1994

                                                   Exhibit 24 (d)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors



The Board of Directors
Trans Financial Bancorp, Inc.:

We consent to the use of our report dated February 26, 1993, on the consolidated financial statements of Citizens Federal Savings Bank and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated February 26, 1993 contains an explanatory paragraph which states that Citizens Federal entered into a supervisory agreement with the Office of Thrift Supervision in 1991. To comply with the agreement's requirement to increase regulatory capital ratios, Citizens Federal entered into an acquisition agreement under which Citizens Federal would convert from mutual to stock form and be acquired by Peoples Financial Services, Inc., as discussed in note 15 to the consolidated financial statements of Citizens Federal. The conversion and acquisition was consummated on February 1, 1993, and resulted in an increase of capital above the requirement set forth in the supervisory agree-ment. Failure to comply with the remaining provisions of the agreement could expose Citizens Federal to possible further regulatory sanctions and enforcement action.


                                   /s/ KPMG PEAT MARWICK LLP


Nashville, Tennessee
December 6, 1994

                                                   Exhibit 24 (e)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors



The Board of Directors
Trans Financial Bancorp, Inc.:

We consent to the use of our report dated March 18, 1994, on the consolidated financial statements of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the acquisition of the Company on February 15, 1994 by Trans Financial Bancorp, Inc. and to a change in the method of accounting for income taxes and investment securities.


                                   /s/ KPMG PEAT MARWICK LLP


Louisville, Kentucky
December 6, 1994

                                                   Exhibit 24 (f)





                Consent of KPMG Peat Marwick LLP
                      Independent Auditors





The Board of Directors
Trans Financial Bancorp, Inc.:

We consent to the use of our report dated February 5, 1993, on the consolidated financial statements of Kentucky Community Bancorp, Inc. and subsidiaries as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ KPMG PEAT MARWICK LLP


Louisville, Kentucky
December 6, 1994

                                                   Exhibit 24 (g)





                      Accountants' Consent



The Board of Directors
Trans Financial Bancorp, Inc.


We consent to incorporation by reference in the registration on Form S-3 of Trans Financial Bancorp, Inc. of our report dated March 22, 1994 relating to the consolidated balance sheets of FGC Holding Company and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stock-hol ders' equity, and cash flows for each of the years in the two-year period ended December 31, 1993, which report appears in the Current Report on Form 8-K dated August 31, 1994, as amended on November 14, 1994, of Trans Financial Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ ESKEW & GRESHAM, P.S.C.



Lexington, Kentucky
December 5, 1994

                                                    Exhibit 24(h)





                Independent Accountants' Consent



The Board of Directors
Trans Financial Bancorp, Inc.

We consent to incorporation by reference in the registration statement on Form S-3 of Trans Financial Bancorp, Inc. of our report dated February 4, 1994 relating to the consolidated balance sheets of Peoples Financial Services, Inc. and subsidiary as of December 31, 1993 and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the year ended December 31, 1993, which report appears in the Current Report on Form 8-K dated April 22, 1994 of Trans Financial Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ HEATHCOTT & MULLALY P.C.



December 5, 1994

                                                        Exhibit 5

                     WYATT, TARRANT & COMBS
                      2800 Citizens Plaza
                  Louisville, Kentucky  40202



                        December 6, 1994

Board of Directors
Trans Financial Bancorp, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

Gentlemen:

           We have acted as counsel to Trans Financial Bancorp, Inc., a Kentucky corporation (the "Company"), in connection with the registration of 1,050,000 shares of the Company's common stock (the "Shares"), on the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act").

           We have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion.

          Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

           We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified.

           Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

          We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              /s/ WYATT, TARRANT & COMBS